EMPLOYMENT AGREEMENT


      THIS EMPLOYMENT AGREEMENT (this "AGREEMENT") is made as of October 22, 2003, by and among TRUSTCOMPANY BANCORP, a New Jersey corporation (the "COMPANY"), THE TRUST COMPANY OF NEW JERSEY, a New Jersey bank (the "BANK"), and William S. Burns, an individual residing at 11 Nottingham Road, Short Hills, New Jersey 07078 (the "EXECUTIVE").

                             INTRODUCTORY STATEMENTS

      A. The Bank and the Company anticipate undertaking a reorganization pursuant to which the Bank will become a wholly owned subsidiary of the Company (the "REORGANIZATION").

      B. The Executive has served the Bank and the Company since November 4, 2002 as an executive officer and as Chief Financial Officer since January 2003.

      C. In order to secure the Executive's employment with the Bank and the Company, the Bank and the Company entered into a letter agreement dated January 7, 2003 and a supplemental letter thereto dated February 5, 2003 (together, the "PRIOR LETTER AGREEMENT") with the Executive, setting forth certain terms of the Executive's employment with the Bank and the Company.

      D. The Boards of Directors of the Company and the Bank have concluded that the Executive's service to the Bank and the Company warrants certain modifications to the Prior Letter Agreement, which modifications are believed to be in the best interests of the Bank, the Company and their shareholders. They also consider it desirable to establish a working environment for the Executive which minimizes the personal distractions that might result from possible business combinations in which the Company or the Bank might be involved. For these reasons, the Board of Directors of the Company and the Bank have decided to restate the terms and conditions of the Executive's employment to those forth set forth in this Agreement, which shall in all respects supercede the Prior Letter Agreement.

      E. The Executive has accepted the Bank's and the Company's restatement of the terms and conditions of the Executive's employment to those set forth in this Agreement, rather than those of the Prior Letter Agreement.

      NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

      Section 1.   EMPLOYMENT.   The Company and the Bank hereby offer to employ
the Executive, and the Executive hereby accepts such employment, during the period and upon the terms and conditions set forth in this Agreement.

      Section 2.   EMPLOYMENT PERIOD.

            (a) The Company and the Bank shall employ the Executive for (i) an initial period of two (2) years beginning on the date of this Agreement (the "EMPLOYMENT COMMENCEMENT DATE") and ending on the day before the second (2nd) anniversary of the Employment Commencement Date, and (ii) the period of any additional extensions described in Section 2(b) (the "EMPLOYMENT PERIOD").

            (b) The Employment Period shall be subject to extension in the following manner: On each anniversary of the Employment Commencement Date (each, an "ANNIVERSARY DATE"), the Employment Period shall automatically be extended to continue through the day before the second (2nd) anniversary of the relevant Anniversary Date, unless the Executive, the Company or the Bank elects not to so extend the Agreement by giving written notice thereof to the other party prior to the Anniversary Date. In determining whether to a give a notice that the Agreement shall not be so extended or to allow the Agreement to be so extended, the Boards of Directors of the Company and the Bank (or a compensation committee thereof) shall do so on the basis of an annual review of the Executive's performance on or about fifteen (15) days prior to the Anniversary Date, it being understood that each such Board of Directors (or compensation committee thereof) shall act independently in making such determination and either the Company or the Bank (or both) may give a notice of non-extension. The review set forth in this Section 2(b) shall not limit in any manner any review of the Executive's performance in the ordinary course of his employment. If the Employment Period is extended by the Company but not the Bank (or vice-versa), at the conclusion of the Employment Period with the employer that does not extend this Agreement (the "NON-EXTENDING EMPLOYER"), the Executive (i) shall be discharged from his position with the Non-Extending Employer but shall not be entitled to the Standard Termination Entitlements or the other benefits or severance payments set forth in Section 8 in respect of such discharge; and (ii) shall remain employed with the extending employer pursuant to the terms hereof during the remainder of the Employment Period as so extended, and all obligations hereunder, including benefits and entitlements due to the Executive hereunder, shall be assumed by and provided by such employer, notwithstanding anything herein to the contrary.

            (c)   Nothing  in this  Agreement  shall be deemed to  prohibit  the
Company or the Bank from terminating the Executive's employment before the end of the Employment Period with or without notice for any reason. This Agreement shall determine the relative rights and obligations of the Bank, the Company and the Executive in the event of any such termination. In addition, nothing in this Agreement shall require the termination of the Executive's employment at the expiration of the Employment Period, PROVIDED that any continuation of employment must be in writing. Any such continuation shall be subject to the terms of this Agreement.

      Section 3. DUTIES. The Executive shall serve as Executive Vice President and Chief Financial Officer of the Bank and the Company, reporting directly to the Chief Executive Officer of the Company and the Bank. The Executive's responsibilities shall be those consistent with the position described in the preceding sentence, including, financial management and reporting, strategic planning, treasury, asset/ liability management, and investor relations as well as working with the Chief Executive Officer in managing capital planning and issuance, mergers and acquisitions, and corporate strategy. The Executive shall devote his entire business time and

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


attention to the business and affairs of the Company and the Bank, use his best efforts to advance the Company's and the Bank's best interests, and shall perform his duties to the best of his abilities. The terms of the Executive's employment is subject to, and the Executive shall be entitled to the benefits of, the policies of the Company and the Bank in place from time to time, including those regarding termination of employment of executive officers.

      Section 4. COMPENSATION. In consideration for the services to be rendered by the Executive hereunder, the Company and/or the Bank, as the case may be (subject to Section 14), shall pay to him an annualized salary at a minimum annual rate of Two Hundred Seventy Five Thousand Dollars ($275,000), payable in approximately equal installments in accordance with their respective customary payroll practices for executive officers. In addition to salary, the Executive shall receive from the Company and/or the Bank, as the case may be, a minimum annual cash bonus for each twelve months of the Employment Period of One Hundred Fifty Thousand Dollars ($150,000), paid in accordance with their respective bonus policies for executive officers. The Company and the Bank reserve the right to pro-rate the annual cash bonus so that the timing of any cash bonus payments is consistent with the timing of the cash bonus payments to the other executive officers of the Bank and the Company. Any additional bonus shall be payable in the sole discretion of the Chief Executive Officer and the Compensation Committee of the Bank.

         Section 5. PARTICIPATION IN EMPLOYEE BENEFIT PLANS. During the Employment Period, the Executive shall be treated as an employee of the Company and the Bank and shall be entitled to participate in and receive benefits under any and all qualified or non-qualified retirement, pension, savings, profit-sharing or stock bonus plans, any and all group life, health (including hospitalization, medical and major medical), dental, accident and long-term disability insurance plans, and any other employee benefit and compensation plans (including, but not limited to, any incentive compensation plans or programs, stock option and appreciation rights plans and restricted stock plans) as may from time to time be maintained by, or cover executive officers of, the Company and the Bank, in accordance with the terms and conditions of such employee benefit plans and programs and compensation plans and programs and consistent with the Company's and the Bank's customary practices. In addition, the Executive shall be entitled to perquisites that are generally available to executive officers of the Company and the Bank. Notwithstanding the foregoing, the Company and the Bank reserve the right to alter, amend, and rescind their benefits plans and programs and employee contribution levels in their discretion, PROVIDED that they do so with respect to all other executive officers. The Executive shall be entitled to four weeks vacation, plus two personal days, per annum, for each year during the Employment Period (pro rated for any partial year).

      Section 6. INDEMNIFICATION AND INSURANCE. During the Employment Period and for a period of six years thereafter (the "COVERAGE PERIOD"), the Bank or the Company shall cause the Executive to be covered by any policy or contract of insurance obtained by them to insure their executive officers against personal liability for acts or omissions in connection with service as an officer of the Company or the Bank, or service in other capacities at their request. The coverage provided to the Executive pursuant to this Section 6 shall be of the same scope and on the same terms and conditions as the coverage (if any) provided to other executive officers of the Company or the Bank. During the Coverage Period, the Company and the Bank shall indemnify the Executive against, and hold the Executive harmless from, any costs (including attorney's fees), liabilities, losses and exposures to the extent and on the most favorable terms and conditions that similar indemnification is offered to any executive officer of the Company or the Bank.

      Section 7. WORKING FACILITIES AND EXPENSES. The Executive's principal place of employment shall be at the Bank's executive offices, at its location on the date hereof or as relocated no more than forty (40) miles from such location, or at such other location as the Bank, the Company and the Executive may mutually agree upon. The Bank and the Company shall provide the Executive at his principal place of employment with a private office, secretarial services and other support services and facilities suitable to his positions with the Company and the Bank and necessary or appropriate in connection with the performance of his assigned duties under this Agreement. The Bank shall provide to the Executive for his exclusive use an automobile owned or leased by the Bank and appropriate to his position, to be used in the performance of his duties hereunder, including commuting to and from his personal residence. The Bank or the Company shall reimburse the Executive for his ordinary and necessary business expenses, including, without limitation, his travel and entertainment expenses incurred in connection with the performance of his duties under this Agreement, in each case, upon presentation to the payer of an itemized account of such expenses in such form as the Bank may reasonably require.

      Section 8. TERMINATION OF EMPLOYMENT. The employment of the Executive hereunder shall terminate upon the earlier to occur of the following, and shall have the consequences set forth below:

            (a) EXPIRATION OF EMPLOYMENT PERIOD. Expiration of the Employment Period and any extension thereof shall not be deemed a termination of employment entitling the Executive to any termination benefits other than payment of salary accrued to the effective date of termination and reimbursement of any reimbursable expenses (the "STANDARD TERMINATION ENTITLEMENTS").

            (b) TERMINATION OF THE EXECUTIVE BY THE COMPANY FOR CAUSE OR VOLUNTARY RESIGNATION OF THE EXECUTIVE FOR OTHER THAN EMPLOYER BREACH. The Company and the Bank may terminate the Executive's employment for Cause (as defined below) without any prior notice, and the Executive may resign, other than for Employer Breach (as defined below) or other than after a Change of Control (as defined on Annex A) as set forth in subsection (e) below, from employment under this Agreement at any time by giving the Company and the Bank thirty (30) days prior written notice of such termination. In either such event the Executive shall be entitled to receive the Standard Termination Entitlements (but no other severance under this Agreement). "CAUSE" means: the Executive (A) has willfully or intentionally (i) failed to perform his assigned duties under this Agreement in any material respect or (ii) breached the terms of this Agreement in any material respect; (B) engaged in dishonest or illegal conduct in connection with the Executive's performance of services for the Bank or the Company or has been convicted of a felony or engaged in an act of moral turpitude; (C) has violated in any material respect any final cease-and-desist order from or written agreement with any judicial or regulatory authority having jurisdiction over the Bank or the Company with respect to his performance of services for the Bank or the Company; or (D) materially violated the policies of the Bank or the Company in place from time to time during the Employment Period of which the Executive had prior notice.

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


With respect to subsections (A) and (D) above, the Executive shall be provided with written notice by the Bank or the Company, as the case may be, reasonably specifying the nature of the cause and be given a reasonable opportunity to cure, if subject to cure, which shall be no less than fifteen (15) business days. "EMPLOYER BREACH" means the Company or the Bank is in breach of any of Sections 1 through 7 of this Agreement.

            (c) DEATH OR DISABILITY. The Executive employment pursuant to this Agreement shall automatically terminate in the event of, and on the date of, the Executive's death or in the event that the Executive is unable to perform the Executive's duties under this Agreement due to Disability (as defined below). In either such event the Executive (or his estate) shall be entitled to receive the Standard Termination Entitlements, plus a pro-rated bonus to the date of death or Disability, as the case may be. "DISABILITY" means a physical or mental disability which prevents the Executive from performing his duties under this Agreement for a period of at least 90 consecutive days or 120 non-consecutive days within any 12-month period.

            (d) TERMINATION BY THE COMPANY WITHOUT CAUSE OR BY THE EXECUTIVE FOR EMPLOYER BREACH. If the Executive's employment is terminated by the Company and the Bank prior to a Change of Control for other than Cause or if there is an Employer Breach which the Company and/or the Bank has not cured after written notice from the Executive reasonably specifying the nature of the breach and after a reasonable opportunity to cure such breach, if subject to cure, the Company and/or the Bank shall: (i) pay to the Executive the Standard Termination Entitlements and, until the later of the expiration of the Employment Period or six months following the date of termination (the "SEVERANCE PERIOD"), Executive's salary and pro-rated bonus; (ii) cause the accelerated vesting of all options for the purchase of stock of the Bank and/or the Company granted to the Executive by the Company or the Bank pursuant to stock option plans of the Company or the Bank, to the extent that the applicable stock option plans permit, or give the administrator of such plans discretion to permit, such acceleration; and (iii) during the Severance Period provide the Executive and his covered dependents continued life, health (including hospitalization, medical and major medical), dental, and long-term disability insurance benefits on substantially the same terms and conditions (including any required premium-sharing arrangements, co-payments and deductibles) in effect immediately prior to the Executive's termination, subject to the Company and the Bank's right to alter, amend, and rescind their benefits plans and programs and employee contribution levels in their discretion, PROVIDED that they do so with respect to all executive officers. The coverage provided pursuant to this
Section 8(d) may, at the election of the Bank and the Company, be secondary to any employer-paid coverage provided by a subsequent employer or through Medicare, with the result that benefits under the other coverages will offset the coverage required by this Section 8(d). It is understood that such requirement to provide health benefits may be satisfied by (i) the Company or the Bank providing continued health insurance coverage under the Bank's group health insurance plan, pursuant to Sections 601 et. seq. of the Employee Retirement Income Security Act of 1974 ("COBRA COVERAGE"), on the same basis as that provided generally to employees of the Bank, with the Bank or the Company bearing the entire cost of such COBRA Coverage) and/or (ii) the Company or the Bank purchasing an individual health insurance policy to cover the Executive. In the event that the employment of the Executive is terminated by the Executive for Employer Breach or is terminated by the Company and the Bank without Cause, and a Pending Change of Control (as defined in on Annex A) occurs prior to the later of the expiration of the Employment Period then in effect (without considering such termination) or six months following the date of termination of employment, the Company or the Bank shall pay the Payment (as defined below) that would have been payable if a Change of Control had occurred on the date of his termination of employment, provided, that the Payment shall be deferred without interest until, and shall be payable immediately upon (and only upon), the actual occurrence of the Change of Control.

            (e)   TERMINATION  BY THE EXECUTIVE  AFTER A CHANGE OF CONTROL.  The
Executive shall be entitled, upon five days' written notice from the Executive to the Company and the Bank, to terminate his employment within ninety days after a Change of Control (as defined on Annex A) and if the Executive makes such election, a cash payment (the "PAYMENT") shall be made to the Executive by the Company or the Bank, within five business days' of such termination of employment (unless the Executive agrees, in his sole discretion, to receive the Payment or a portion thereof at a later date), equal to the greater of (A) Nine Hundred Fifty Thousand Dollars ($950,000) or (B) twice his salary in effect at such time plus twice the greatest annual cash bonus paid to the Executive by the Company or the Bank. The Executive agrees to use reasonable efforts to cooperate with the Company and the Bank to avoid or minimize an excise tax under Section 4999 of the Internal Revenue Code of 1986 (the "CODE"), PROVIDED that the Executive shall receive the Payment within five business days of such termination of the Executive's employment (unless the Executive agrees, in his sole discretion, to receive the Payment or a portion thereof at a later date). In such event, in addition to the making of the Payment (and any other payments required hereunder), at the time of the making of the Payment, the Bank shall transfer to the Executive unencumbered title to the automobile then furnished pursuant to Section 7 hereof by the Bank for the Executive's use. It is understood that the transfer of such title shall be included within the indemnity described in Section 9 hereof to the extent that such transfer is included as part of any excess parachute payment for which indemnification is required thereunder.

            (f) TERMS AND CONDITIONS OF PAYMENTS. The termination payments set forth in Section 8(d) and Section 8(c) with respect to Disability, and the making of the Payment under Section 8(e), are expressly conditioned upon the Executive's execution and delivery of a severance and general release agreement and the expiration of any applicable revocation periods. The Company, the Bank and the Executive further agree that the Company and the Bank may further condition the payment and delivery of any such payments on the receipt of the Executive's resignation from any and all positions which he holds as an officer, director or committee member with respect to the Company, the Bank or any subsidiary or affiliate of either of them.

            (g) TERMINATION BY EITHER THE COMPANY OR THE BANK. If the Executive is discharged by the Company or the Bank (but not both) during the Employment Period, the Executive (i) shall be discharged from his position with the terminating employer; (ii) shall remain employed with the other employer that has not discharged him pursuant to the terms hereof, and all obligations hereunder, including benefits and entitlements due to the Executive hereunder, shall be assumed by and provided by such employer, notwithstanding anything herein to the contrary; and (iii) shall not be entitled to the Standard Termination Entitlements or the other benefits or severance payments set forth in this Section 8.

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


      Section 9.  TAX INDEMNITY FOR CHANGE OF CONTROL PAYMENT.

            (a) If the Executive's employment terminates under circumstances entitling him (or in the event of his death, his estate) to the Payment described in Section 8(e) above, the Company and/or the Bank shall pay to the Executive (or in the event of his death, his estate) an additional amount (the "TAX INDEMNITY PAYMENT") intended to indemnify Executive against the financial effects of the excise tax imposed on excess parachute payments under Section 4999 of the Code. The Tax Indemnity Payment shall be determined under the following formula:

     X   =                  E  X  P
            -------------------------------------------
                1- [(FI x (1 - SLI)) + SLI + E + M]

     E   =  the percentage rate at which an excise tax is assessed under Section
            4999 of the Code;

     P   =  the  amount  with  respect to which  such  excise  tax is  assessed, determined without regard to this Section 9;

     FI = the highest marginal rate of income tax applicable to the Executive under the Code for the taxable year in question;

     SLI = the sum of the highest marginal rates of income tax applicable to the Executive under all applicable state and local laws for the taxable year in question; and

     M   =  the  highest  marginal  rate  of  Medicare  tax  applicable  to  the
            Executive under the Code for the taxable year in question.

Such computation shall be made at the expense of the Company by an attorney or a firm of independent certified public accountants selected by the Executive and reasonably satisfactory to the Company and the Bank (the "TAX ADVISOR") and shall be based on the following assumptions:

                  (i) that a change in ownership, a change in effective ownership or control, or a change in the ownership of a substantial portion of the assets, of the Bank or the Company has occurred within the meaning of Section 280G of the Code (a "280G CHANGE OF CONTROL");

                  (ii) that all direct or indirect payments made to or benefits conferred upon the Executive on account of his termination of employment are "parachute payments" within the meaning of Section 280G of the Code; and

                  (iii) that  no  portion  of  such   payments   is   reasonable
      compensation for services rendered prior to his termination of employment.

            (b) With respect to any payment that is presumed to be a parachute payment for purposes of Section 280G of the Code, the Tax Indemnity Payment shall be made to the


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


Executive on the earlier of the date the Company or the Bank, or any direct or indirect subsidiary or affiliate of the Company is required to withhold such tax or the date the tax is required to be paid by the Executive, unless, prior to such date, the Company or the Bank delivers to the Executive a written opinion, in form and substance reasonably satisfactory to the Executive, of the Tax Advisor or of an attorney or firm of independent certified public accountants selected by the Company or the Bank and reasonably satisfactory to the Executive, to the effect that the Executive has a reasonable basis on which to conclude that (i) no 280G Change of Control has occurred, or (ii) all or part of the payments or benefits in question are not parachute payments for purposes of
Section 280G of the Code, or (iii) all or a part of such payments or benefits constitute reasonable compensation for services rendered prior to or following the 280G Change of Control, or (iv) for some other reason which shall be set forth in detail in such letter, no excise tax is due under Section 4999 of the Code with respect to such payment or benefit (the "OPINION LETTER"). If the Company or the Bank delivers an Opinion Letter, the Tax Advisor shall recompute, and the Company or the Bank shall make, the Tax Indemnity Payment in reliance on the information contained in the Opinion Letter.

            (c) In the event that the Executive's liability for the excise tax under Section 4999 of the Code for a taxable year is subsequently determined to be different than the amount with respect to which the Tax Indemnity Payment is made, the Executive or the Company and/or the Bank, as the case may be, shall pay to the other party at the time that the amount of such excise tax is finally determined, an appropriate amount, plus interest, such that the payment made under Section 9(b), when increased by the amount of the payment made to the Executive under this Section 9(c), or when reduced by the amount of the payment made to the Company and/or the Bank under this Section 9(c), equals the amount that should have properly been paid to the Executive under Section 9(a). The interest paid to the Company and/or the Bank under this Section 9(c) shall be determined at the rate provided under Section 1274(b)(2)(B) of the Code. The payment made to the Executive shall include such amount of interest as is necessary to satisfy any interest assessment made by the Internal Revenue Service and an additional amount equal to any monetary penalties assessed by the Internal Revenue Service on account of an underpayment of the excise tax. To confirm that the proper amount, if any, was paid to the Executive under this
Section 9, the Executive shall furnish to the Company and the Bank a copy of each tax return which reflects a liability for an excise tax, at least 20 days before the date on which such return is required to be filed with the Internal Revenue Service. The Company and the Bank shall have the right to participate in and control any action, suit or proceeding to which the Executive is a party as a result of positions taken on his federal income tax return with respect to his liability for excise taxes under Section 4999 of the Code.

      Section 10. RESTRICTIVE COVENANTS.

            (a) SOLICITATION. The Executive hereby covenants and agrees that during the course of the Executive's employment and for a period of twelve (12) months following the date of the termination of employment with the Company and the Bank (the "RESTRICTED PERIOD"), the Executive shall not, without the written consent of the Company and the Bank, either directly or indirectly: (i) solicit, hire, offer employment to, or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee, or any person who was within the twelve (12) months prior to the

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


Executive's termination of employment an officer or employee of the Bank or the Company or their respective subsidiaries or affiliates to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any bank, trust company, savings bank, savings and loan association, savings and loan holding company, bank holding company, insurance company or agency or other institution engaged in the business of accepting deposits, making loans or doing business within the Restricted Area ("RESTRICTED BUSINESS"); (ii) provide any information, advice or recommendation with respect to any such officer or employee of any Restricted Business that is intended, or that a reasonable person acting in like circumstances  would  expect,  to have the  effect of  causing  any  officer  or employee of the Bank or the Company or their respective subsidiaries or affiliates to terminate his employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to any Restricted Business; or (iii) solicit, provide any information, advice or recommendation or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any customer of the Bank or the Company to terminate an existing business or commercial relationship with the Bank or the Company (it being understood that the Executive shall not be in breach of (iii) above if a customer of the Bank or the Company terminates its relationship with the Bank or the Company upon such customer's own volition without the Executive's solicitation or other action specified above). For purposes of this Agreement, "RESTRICTED AREA" means any city or county in the State of New Jersey, Rockland County, New York, or any other county in which the Bank or the Company maintains an office or branch.

            (b) CONFIDENTIALITY. Unless the Executive obtains the prior written consent of the Company and the Bank, the Executive shall keep confidential and shall refrain from using for the benefit of the Executive, or any person or entity other than the Company or the Bank or any entity which is a subsidiary or affiliate of the Company or the Bank or of which the Company or the Bank is a subsidiary or an affiliate, any document or information obtained from the Company, the Bank and their respective subsidiaries or affiliates, in the course of the Executive's employment with any of them concerning their properties, operations, businesses, or customers (unless such document or information is readily ascertainable from public or published information or trade sources or has otherwise been made available to the public through no fault of the Executive) until the same ceases to be material (or becomes so ascertainable or available); PROVIDED, HOWEVER, that nothing in this Section 10 shall prevent the Executive, with or without the Company's or the Bank's consent, from participating in or disclosing documents or information in connection with any judicial, regulatory, or administrative investigation, inquiry or proceeding to the extent that such participation or disclosure is required under applicable law and the Executive provides reasonable prior notice of such disclosure to the Company to afford same a reasonable opportunity to contest such disclosure.

            (c) REMEDIES. The Executive acknowledges that, in the event of any breach of this Section 10 by him, the Company and the Bank and their affiliates would be harmed irreparably and immediately and could not be made whole by monetary damages. Accordingly, the Company, the Bank and each such affiliate, in addition to any other remedy to which it may be entitled, shall be entitled to equitable relief, including injunctive relief, to prevent any breach of the provisions of Section 10 and to compel specific performance of the provisions hereof. Each of the covenants of the Executive under Section 10 shall be for the benefit of the Company, the Bank and each of their affiliates (and their successors and assigns). In the event any such party obtains injunctive relief through judicial enforcement of the provisions contained in this Section 10, the periods of time for each restriction or right shall commence at the point in time at which there is judicial enforcement of each such restriction or right. In the event of a stay of a lower court ruling, the period of time shall commence upon the higher court's disposition of any appeal, writ or petition. None of the Company, the Bank, and any affiliate shall be required to post any bond or other security in connection with any proceeding to enforce this Section 10.

            (d)   INTERPRETATION  OF  COVENANTS.  Each of the  covenants in this
Section 10 shall be construed as independent of any other covenants or other provisions of this Agreement. If any court of competent jurisdiction at any time deems the Restricted Period unreasonably lengthy, or the Restricted Area unreasonably extensive, or any of the covenants set forth in this Section 10 not fully enforceable, the other provisions of this Section 10, and this Agreement in general, will nevertheless stand and to the fullest extent consistent with law continue in full force and effect. It is the intention and desire of the parties that the court treat any provisions of this Agreement which are not fully enforceable as having been modified to the extent deemed necessary by the court to render them reasonable and enforceable and that the court enforce them to such extent (for example, that the Restricted Period be deemed to be the longest period permissible by law, but not in excess of the length provided for in this Section 10, and the Restricted Area be deemed to comprise the largest territory permissible by law under the circumstances, but not larger than the Restricted Area set forth in this Section 10). In the event the Executive breaches any of the covenants in this Section 10, the Restricted Period for any such covenant shall be extended by that amount of time in which the Executive is in breach of said covenant.

      Section 11. COOPERATION. The Executive agrees, both during and after the Employment Period, to cooperate with any investigation (x) of the Bank or the Company or any of their respective subsidiaries or affiliates in which such party cooperates with the investigating party or (y) by the Bank or the Company or their respective subsidiaries or affiliates, in each case, of possible misconduct or noncompliance involving the Bank or the Company or their respective subsidiaries or affiliates or any present or former employee of the Bank or the Company or their respective subsidiaries or affiliates, PROVIDED that the Bank and/or the Company shall promptly reimburse the Executive for any reasonable out of pocket expense that the Executive shall incur in the course of such cooperation and, if requested by the Executive and if deemed by legal counsel selected by the Bank and/or Company and reasonably acceptable to the Executive to be appropriate to avoid a conflict of interest, shall provide the Executive with such legal counsel (or other legal counsel selected by the Company and/or the Bank and reasonably acceptable to the Executive) to represent the Executive in connection with such investigation.

      Section 12. NO EFFECT ON EMPLOYEE BENEFIT PLANS OR PROGRAMS. The termination of the Executive's employment during the term of this Agreement or thereafter, whether by the Company, by the Bank or by the Executive, shall have no effect on the rights and obligations of the parties hereto under the Company's or the Bank's qualified or non-qualified retirement, pension, savings, thrift, profit-sharing or stock bonus plans, group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans or such other employee benefit plans, programs or policies, or compensation plans, programs, or policies, as may be maintained by, or cover employees of, the Company or the Bank from time to time; PROVIDED, HOWEVER, that nothing in this Agreement shall be deemed to duplicate any compensation or benefits provided under any agreement, plan or program covering the Executive to which the Company is a party and any duplicative amount payable under any such agreement, plan or program shall be applied as an offset to reduce the amounts otherwise payable hereunder.

      Section 13. SUCCESSORS AND ASSIGNS. This Agreement will inure to the benefit of and be binding upon the Executive, his legal representatives and testate or intestate distributees, and the Company and the Bank and their respective successors and assigns, including any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of the Company and the Bank may be sold or otherwise transferred. This Agreement is personal to the Executive and the Executive may not assign or delegate any of his or its rights or obligations hereunder without first obtaining the written consent of the Company and the Bank. Any assignment in violation of this Section 13 shall be null and void.

      Section 14. NON-DUPLICATION. This Agreement provides that the Executive shall perform services for the Company, the Bank and other direct or indirect subsidiary or affiliate of the Company or the Bank. Any compensation or benefits provided to the Executive by each such employer shall be applied to offset the obligations of the Company and the Bank hereunder, it being intended that this Agreement set forth the aggregate compensation and benefits payable to the Executive for all services to the Company, the Bank and all of their respective direct or indirect subsidiaries and affiliates.

      Section 15. REQUIRED REGULATORY PROVISIONS. Notwithstanding anything herein contained to the contrary, any payments to the Executive by the Company or the Bank, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1828(k), and any regulations promulgated thereunder.

      Section 16. INDEMNIFICATION FOR ATTORNEY'S FEES.

            (a) The Company shall indemnify, hold harmless and defend the Executive against reasonable costs, including legal fees and expenses, incurred by him in connection with or arising out of any action, suit or proceeding (including any tax controversy) in which he may be involved, as a result of his efforts, in good faith, to defend or enforce the terms of this Agreement, provided that Executive shall not be entitled to such indemnification if he is duly terminated for Cause pursuant to Section 8(b). For purposes of this Agreement, any settlement agreement which provides for payment of any amounts in settlement of the Company's or the Bank's obligations hereunder shall be conclusive evidence of the Executive's entitlement to indemnification hereunder, and any such indemnification payments shall be in addition to amounts payable pursuant to such settlement agreement, unless such settlement agreement expressly provides otherwise.

            (b) The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment. Unless the Executive is duly terminated for Cause or it is determined by a unanimous vote of the Board of Directors of the Company that the Executive has acted in bad faith, the Company shall pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of or in connection with his consultation with legal counsel or arising out of any action, suit, proceeding, tax controversy or contest (regardless of the outcome thereof) by the Company, the Executive or others regarding the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment or required reimbursement at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code. This Section 16(b) shall apply whether such consultation, action, suit, proceeding or contest arises before, on, after or as a result of a Change of Control.

            (c) Within five (5) business days following the execution of this Agreement, the Bank shall pay the fees and expenses of the Executive's counsel actually incurred in connection with the preparation and negotiation of this Agreement, up to a maximum of Ten Thousand Dollars ($10,000).

      Section 17. NOTICES. Any communication required or permitted to be given under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:

      If to the Executive to the address set forth in the heading of this Agreement.

       With a copy to:                  St. John & Wayne, L.L.C.
                                        70 East 55th Street
                                        New York, New York  10022
                                        Attention:  David T. Harmon, Esq.

       If to the Company or the Bank:   The Trust Company of New Jersey
                                        35 Journal Square
                                        Jersey City, New Jersey  07306
                                        Attention: Office of the General Counsel

       with a copy to:                  Lowenstein Sandler PC
                                        65 Livingston Avenue
                                        Roseland, New Jersey 07068
                                        Attention:  Martha L. Lester, Esq.

      Section 18. RELATIVE OBLIGATIONS OF THE BANK AND THE COMPANY. The Company shall, with respect to the Executive's services hereunder and the compensation therefor and with respect to any termination of the Executive's employment, have all of the obligations imposed on the Bank under this Agreement to the same extent as though the name of the Company were substituted for the name of the Bank herein and the Executive shall, with respect to the services hereunder and the compensation therefor and with respect to any termination of the Executive's employment, have all of the rights, privileges and duties relative to the Company as though the name of the Company were substituted for the name of the Bank herein. If the Executive performs services for both the Bank and the Company, any entitlement of the Executive to severance compensation and other termination benefits under this Agreement shall be determined on the basis of the aggregate compensation payable to the Executive by the Bank and the Company, and liability therefor shall be apportioned between the Bank and the Company in the same manner as compensation paid to the Executive for services to each of them; PROVIDED, HOWEVER, that the Company shall be jointly and severally liable with the Bank for all obligations of the Bank under this Agreement, and, to the extent not inconsistent with applicable law or regulation, or the regulatory policy of any bank regulatory agency having jurisdiction over the Bank, the Bank shall be jointly and severally liable with the Company for all obligations of the Company under this Agreement. It is the intent and purpose of this Section 18 that the Executive have the same legal and economic rights that he would have if all of his services were rendered to and all of his compensation were paid by the Company. This Agreement shall be construed and enforced to give effect to such intent and purpose.

      Section 19. MISCELLANEOUS.

            (a) CONSTRUCTION. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior written or oral agreements, including the Prior Letter Agreement. No amendments or additions to this Agreement shall be binding unless in writing and signed by the parties hereto. The Section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

            (b)   WAIVER.  Failure to insist upon strict  compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

            (c) SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

            (d) GOVERNING LAW; JURISDICTION. Except to the extent preempted by federal law, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey applicable to contracts entered into and to be performed entirely within the State of New Jersey. The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the state of New Jersey and the United States District Court for the

District of New Jersey for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions and performance contemplated hereby. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HERETO IRREVOCABLY WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY.

            (e) WITHHOLDING. The Bank and the Company may directly or indirectly withhold from any payments made under this Agreement all federal, state, city or other taxes and all other deductions as shall be required pursuant to any law or governmental regulation or ruling or pursuant to any contributory benefit plan maintained by or on behalf of the Company or the Bank.

            (f) COUNTERPARTS. This Agreement may be executed in several counterparts, for the convenience of the parties, but shall constitute one and the same instrument.

            (g) SURVIVAL. Sections 6, 8 through 18 and this Section 19 of this Agreement shall survive the termination of this Agreement to give effect to the purposes thereof.



                             SIGNATURE PAGE FOLLOWS

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.



                                 THE TRUST COMPANY OF NEW JERSEY



                                By: /s/ Alan J. Wilzig
                                    --------------------------------------------
                                    Name:  Alan J. Wilzig
                                    Title: President and Chief Executive Officer


                                 TRUSTCOMPANY BANCORP



                                By: /s/ Alan J. Wilzig
                                    --------------------------------------------
                                    Name:  Alan J. Wilzig
                                    Title: President and Chief Executive Officer


                                 EXECUTIVE

                                 /s/ William S. Burns
                                 -----------------------------------------------
                                 William S. Burns

                                   APPENDIX A

      (a) A "CHANGE OF CONTROL" shall be deemed to have occurred upon the happening of any of the following events: (i) the consummation of a reorganization, merger or consolidation of the Company with one or more other persons, other than a transaction following which: (A) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act")) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Company; and (B) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Company; (ii) the acquisition of all or substantially all of the assets of the Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the outstanding securities of the Company entitled to vote generally in the election of directors by any person or by any persons acting in concert; (iii) a complete liquidation or dissolution of the Company; (iv) the occurrence of any event if, immediately following such event, at least 50% of the members of the Board of Directors of the Company do not belong to any of the following groups: (A) individuals who were members of the Board of Directors of the Company on the date of this Agreement; or (B) individuals who first became members of the Board of Directors of the Company after the date of this Agreement either: (1) upon election to serve as a member of the Board of Directors of the Company by affirmative vote of two-thirds of the members of such board, or of a nominating committee thereof, in office at the time of such first election; or (2) upon election by the shareholders of the Company to serve as a member of such board, but only if nominated for election by affirmative vote of two-thirds of the members of the Board of Directors of the Company, or of a nominating committee thereof, in office at the time of such first nomination; provided, however, that such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule l4a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Board of Directors of the Company; or (v) any event which would be described in clauses (a)(i), (ii), (iii) or (iv) hereinabove if the term "Bank" were substituted for the term "the Company" (as defined below) therein. In no event, however, shall a Change of Control be deemed to have occurred as a result of a reorganization of the Bank as a wholly owned subsidiary of the Company as a bank holding company under the Bank Holding Company Act, in which transaction the stockholders of the Bank become stockholders of such bank holding company in substantially the same proportions as their holdings in the Bank, or of any acquisition of securities or assets of the Company, the Bank, or a subsidiary of either of them, by the Company, the Bank, or any subsidiary of either of them, any employee benefit plan maintained by any of them, or by any person who owns five percent or more of the Bank's common stock on the date of this Agreement. For purposes of this Section, the term "person" shall have the meaning assigned to it under Sections 13(d)(3) or 14(d)(2) of the Exchange Act.

      (b) For purposes of this Agreement, a "PENDING CHANGE OF CONTROL" shall mean: (i) the signing of a definitive agreement for a transaction which, if consummated, would result in a Change of Control; (ii) the commencement of a tender offer which, if successful, would result in a Change of Control; or (iii) the circulation of a proxy statement seeking proxies in opposition to management in an election contest which, if successful, would result in a Change of Control.

      (c) If the Executive's employment with the Bank and the Company terminates due to death or Disability, as defined in the Agreement above, after the occurrence of a Pending Change of Control which results in an actual Change of Control within one (1) year after such termination of employment, he (or in the event of his death, his estate) shall be entitled to receive the Payment that would have been payable if a Change of Control had occurred on the date of his termination of employment; provided, that the Payment shall be deferred without interest until, and shall be payable immediately upon, the actual occurrence of a Change of Control.